EXHIBIT 4.1.2



                               STATE OF CALIFORNIA      [SEAL]
                               SECRETARY OF STATE




         I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.





                                    IN WITNESS WHEREOF, I execute this
                                    certificate and affix the Great Seal of the State of California this day of
         [SEAL]

                                                     NOV 2 4 2007
                                    --------------------------------------------

                                                /s/ Debra Bowen

                                                DEBRA BOWEN
                                                Secretary of State

                                                    ENDORSED - FILED
                                          In the office of Secretary of State
                                               of the State of California
                                                     NOV 16 2007


         AMENDED OFFICERS CERTIFICATE DECREASING THE AUTHORIZED SERIES C
                                 PREFERRED STOCK
                                    of VOXEL


         Michael Anthony, the President and Secretary of Voxel a corporation organized and existing under the California General Corporation Law, in accordance with Section 401(c) thereof, DO HEREBY CERTIFY:

         1. I am president and secretary of Voxel.

         2. I am familiar with the facts herein certified, and am duly authorized to certify the same.

         3. On October 31, 2007 by unanimous consent, the Board of Directors reduced the authorized number of shares of Series C Preferred Stock to zero (0), A true and correct copy of the Board of Directors consent is Incorporated hereto read as in full as Exhibit "A".

         4. On October 31, 2007 there were zero (0) outstanding shares of Series C Preferred Stock.

         5. The Articles of Incorporation of Voxel authorize the action taken by the Board of Directors In the attached written consent.

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm and ac nowledge the foregoing as true under the penalties of perjury this 31st day of October 2007.


By:    /s/ Michael Anthony
       -----------------------------
Name:  Michael Anthony
Title: President and Secretary

                  ACTION BY WRITTEN CONSENT IN LIEU OF MEETING
                            OF THE BOARD OF DIRECTORS
                                       OF
                                      VOXEL
                           (A CALIFORNIA CORPORATION)

         THE UNDERSIGNED BEING THE SOLE METNBET OF THE BOARD OF DIRECTORS (THE "BOARD) OF CAPITAL VOXEL, (THE "COMPANY"), A CALIRNNIA CORPORATION, HEREBY TAKE THE FOLLOWING ACTIONS BY WRITTEN CONSENT PURSUANT TO SECTION 401(C) OF THE CALIFORNIA CORPORATIONS CODE:

         WHEREAS, THERE ARE CURRENTLY NO OUTSTANDING SERIES C PREFERRED SHARES AND THE COMPANY HAS NO FURTHER USE FOR AUTHORIZED SERIES C PREFERRED SHARES;

         RESOLVED, THAT THE NUMBER OF AUTHORIZED SERIES C PREFERRED SHARES SHALL BE REDUCED TO ZERO (0);

         RESOLVED FURTHER, THAT THE EXECUTION OF THE DOCUMENTS BY THE AUTHORIZED OFFICERS OR AGENTS OF THE COMPANY RELATED TO THESE RESOLUTIONS IS AND SHALL BE ENFORCEABLE AND A BINDING ACT AND OBLIGATION OF THE COMPANY WITHOUT THE MOC.ESSITY OF THE SIGNATURE OR ATTESTATION OF ANY DIRECTOR OR THE BOARD, OR AFFIXING OF THE CORPORATE SEAL; AND

         RESOLVED MIME, THAT THE CEO AND PRESIDENT AND/OR THE SECRETARY OF THE COMPANY ARC HEREBY AUTHORIZED AND DIRECTED TO EXECUTE AND DELIVER ANY INSTRUMENT OR INSTRUMENTS AND TO DO ALL THINGS THAT MAY EFFECTUATE THE TRANSACTIONS HEREBY AUTHORIZED, AND SUCH OFFICERS ARE HEREBY AUTHORIZED TO CARRY OUT THESE RESOLUTIONS IN SUCH MANNER AS HE/SHE MAY DEEM TO BE IN THE BEST INTERESTS OF THE COMPANY; AND

         RESOLVED FURTHER, THAT THE SECRETARY OF THE COMPANY IS AUTHORIZED AND DIRECTED TO CERTIFY THESE RESOLUTIONS AS REQUIRED; AND

         OMNIBUS RESOLUTIONS.
         --------------------

         WHEREAS, THE FOREGOING PREAMBLE AND RESOLUTION ARE INTENDED TO PROVIDE BROAD AUTHORIZATION OF THE ACTIONS DESCRIBED THEREIN, WHETHER TAKEN PRIOR OR SUBSEQUENT TO THE DATE THIS UNANIMOUS WRITTEN CONSENT OF THE BOARD IS EXECUTED.

         RESOLVED, THAT THE BOARD HEREBY RATIFIES AND CONFIRTNG ANY AND ALL ACTS TAKEN IN CONNECTION WITH THE FOREGOING RESOLUTION BY THE DULY ELECTED EXECUTIVE OFFICERS OF THE CORPORATION IN GOOD FAITH HI THEIR CAPACITIES AS SUCH OFFICERS AS THE VALID AND BINDING ACTS OF THE CORPORATION DULY APPROVED BY THE BOARD; AND

         THIS UNANIMOUS WRITTEN CONSENT ACTION OF THE BOARD O' DIRECTORS OF VOXEL IS HEREBY EXECUTED ON OCTOBER 31, 2007.


                                                /S/ MICHAEL ANTHONY
                                                --------------------------------
                                                MICHAEL ANTHONY



                                     [SEAL]